Exhibit 6.2

Docusign Envelope ID: 0D60F2BA - DD81 - 8225 - 8133 - 6557CF4E61A7 Docusign Envelope ID: B242E905 - FB72 - 8968 - 829C - B24207E463EA

Docusign Envelope ID: 0D60F2BA - DD81 - 8225 - 8133 - 6557CF4E61A7 Docusign Envelope ID: B242E905 - FB72 - 8968 - 829C - B24207E463EA

Docusign Envelope ID: 0D60F2BA - DD81 - 8225 - 8133 - 6557CF4E61A7 Docusign Envelope ID: B242E905 - FB72 - 8968 - 829C - B24207E463EA

Docusign Envelope ID: 0D60F2BA - DD81 - 8225 - 8133 - 6557CF4E61A7 Docusign Envelope ID: B242E905 - FB72 - 8968 - 829C - B24207E463EA

Docusign Envelope ID: 0D60F2BA - DD81 - 8225 - 8133 - 6557CF4E61A7 Docusign Envelope ID: B242E905 - FB72 - 8968 - 829C - B24207E463EA

Docusign Envelope ID: 0D60F2BA - DD81 - 8225 - 8133 - 6557CF4E61A7 Docusign Envelope ID: B242E905 - FB72 - 8968 - 829C - B24207E463EA

Docusign Envelope ID: 0D60F2BA - DD81 - 8225 - 8133 - 6557CF4E61A7 Docusign Envelope ID: B242E905 - FB72 - 8968 - 829C - B24207E463EA

Docusign Envelope ID: 0D60F2BA - DD81 - 8225 - 8133 - 6557CF4E61A7 Docusign Envelope ID: B242E905 - FB72 - 8968 - 829C - B24207E463EA

Docusign Envelope ID: 0D60F2BA - DD81 - 8225 - 8133 - 6557CF4E61A7 Docusign Envelope ID: B242E905 - FB72 - 8968 - 829C - B24207E463EA

Docusign Envelope ID: 0D60F2BA - DD81 - 8225 - 8133 - 6557CF4E61A7 Docusign Envelope ID: B242E905 - FB72 - 8968 - 829C - B24207E463EA